Exhibit 99.1

NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
info@creditriskmonitor.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Reports Record Operating Results for 2007

VALLEY COTTAGE, NY—February 27, 2008—CreditRiskMonitor (Symbol: CRMZ) announced that for the year ended December 31, 2007 revenues increased 15% to $4.99 million, net income was $370,000 versus $15,000 last year and net cash flow increased 17% to over $505,000.

Jerry Flum, CEO, said, “2007 continues the positive trend for our company. Our full year operating results are all records – revenue level, income from operations and cash balance. We believe that the troubles in the mortgage related markets will be spreading to the corporate credit/debt markets going forward. It is in these markets that our service is the benchmark for utility and price. During the past year we introduced our new proprietary credit score, the FRISK2 score, to our fundamental service. We plan to continue to improve our service over the coming year, while keeping our prices low.”

CREDITRISKMONITOR.COM, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Operating revenues	$4,989,177	$4,322,785

Operating expenses:
Data and product costs	1,651,606	1,404,182
Selling, general and administrative expenses	2,953,648	2,849,002
Depreciation and amortization	65,895	65,951

Total operating expenses	4,671,149	4,319,135

Income from operations	318,028	3,650
Other income	93,344	68,285
Interest expense	(37,535)	(52,416)

Income before income taxes	373,837	19,519
Provision for state and local income taxes	3,606	4,922

Net income	$370,231	$14,597

Net income per share of common stock:

Basic and diluted	$0.05	$0.00

CREDITRISKMONITOR.COM, INC.
BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$2,973,263	$2,467,520
Accounts receivable, net of allowance of $30,000	737,436	647,484
Other current assets	260,657	297,267

Total current assets	3,971,356	3,412,271

Property and equipment, net	149,773	131,211
Goodwill	1,954,460	1,954,460
Other assets	27,753	27,753

Total assets	$6,103,342	$5,525,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue	$3,391,339	$2,985,724
Accounts payable	51,119	78,364
Accrued expenses	348,745	415,645
Current portion of long-term debt	136,141	122,870
Current portion of capitalized lease obligations	—	18,437

Total current liabilities	3,927,344	3,621,040

Long-term debt, net of current portion	150,799	286,940
Other liabilities	66,422	73,392

Total liabilities	4,144,565	3,981,372

Stockholders’ equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares; none issued	—	—
Common stock, $.01 par value; authorized 25,000,000 shares; issued and outstanding 7,694,462	76,944	76,944
Additional paid-in capital	28,221,907	28,177,684
Accumulated deficit	(26,340,074)	(26,710,305)

Total stockholders’ equity	1,958,777	1,544,323

Total liabilities and stockholders’ equity	$6,103,342	$5,525,695

CreditRiskMonitor (http://www.crmz.com) is an Internet-based publisher of financial information, designed to save time for busy corporate credit professionals that competes with Dun & Bradstreet, Equifax and Experian.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words “anticipates”, “estimates”, “believes”, “expects” or words of similar meaning, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as “risk factors” or otherwise in the Company’s Registration Statements or Securities and Exchange Commission Reports.